EXHIBIT 23.2

Board of Directors
Americhip International Inc.
Detroit, Michigan

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 19, 2004, on the financial statements of Americhip International Inc. as of November 30, 2003 and 2002 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.
Spokane, Washington

July 6, 2004